UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

MV PORTFOLIOS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-54706	83-0483725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10752 Deerwood Park Blvd.
S. Waterview II, Suite 100
Jacksonville, FL 32256

(904) 586-8673

Copy to:
            Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference, LLP
61 Broadway, Suite 3200
New York, NY  10006

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 9, 2014, MV Portfolios, Inc. (the “Company”) entered into a non-exclusive engagement letter (the “Letter”) with Maxim Group LLC (“Maxim”) pursuant to which Maxim shall provide general financial advisory and investment banking services to the Company.  Either party may terminate the Letter at any time upon 30 days prior written notice after December 9, 2014.  In consideration for the services provided by Maxim, the Company agreed to: (i) pay Maxim a non-refundable monthly fee of $5,000 per month during the term of the Letter, for a minimum of six months; (ii) issue to Maxim or its designees 1,000,000 shares of the Company’s common stock (the “Shares”); and (iii) provide Maxim additional compensation in the form of cash or securities in connection with certain financings or transactions introduced to the Company by Maxim during the term of the Letter and for twelve months from the effective date of the termination of the Letter.  Under the terms of the Letter, the Company has agreed to indemnify Maxim against certain liabilities and to contribute to payments that Maxim may be required to make in respect of such liabilities.

The foregoing summary of the terms of the Letter is subject to, and qualified in its entirety by, the Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Form 8-K report is incorporated by reference into this Item 3.02.  The Company issued the Shares to Maxim on October 9, 2014 in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
10.1	Engagement Letter dated June 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 14, 2014
MV PORTFOLIOS, INC.

By:	/s/ Shea Ralph
Name: Shea Ralph
Title: Chief Financial Officer